Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
Christiana Insurance, LLC	Vermont
Coastal Training Technologies Corp.	Virginia
DuPont Nutrition Biosciences ApS	Denmark
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (U.K.) Limited	United Kingdom
DuPont Acquisition, LLC	Delaware
DuPont Acquisition (Luxembourg) S.A.R.L.	Luxembourg
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours International SARL	Switzerland
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Hesperange (Luxembourg) S.a r.l.	Luxembourg
DuPont Iberica, S.L.	Spain
DuPont Industrial (Luxembourg) S.a r.l.	Luxembourg
DuPont Integration, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg

Name	Organized Under Laws Of
DuPont International B.V.	The Netherlands
DuPont International Operations SARL	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont Operations (Luxembourg) SARL	Luxembourg
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Products (Luxembourg) S.a r.l.	Luxembourg
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) S.a r.l.	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
Holding DuPont S.A. de C.V.	Mexico
Howson Algraphy BV	The Netherlands
Initiatives de Mexico, S.A. de C.V.	Mexico
MECS Inc.	Delaware
New Asia Holdco B.V.	The Netherlands
Pioneer Hi-Bred International, Inc.	Iowa
PT Du Pont Agricultural Products Indonesia	Indonesia
Solae L.L.C.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.